SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of Report (Date of earliest event reported)   June 13, 1997
                                                   -------------

                                PMC-Sierra, Inc.
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           (Exact Name of the Registrant as Specified in Its Charter)

                                    Delaware
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                 (State or Other Jurisdiction of Incorporation)

                  0-19084                                94-2925073
         ------------------------           ------------------------------------
         (Commission File Number)           (I.R.S. Employer Identification No.)

  8555 Baxter Place, Suite 105, Burnaby, British Columbia, Canada      V5A 4V7
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  (Address of Principal Executive Offices)                            (Zip Code)

                                 (604) 415-6000
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              (Registrant's Telephone Number, Including Area Code)

 Sierra Semiconductor Corporation, 2222 Qume Drive, San Jose, California, 95131
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         (Former Name or Former Address, if Changed Since Last Report)

Item 5.        Other Events.

          The Registrant, a California corporation ("PMC-Sierra California"), has changed its name from Sierra Semiconductor Corporation to PMC-Sierra, Inc. on June 13,1997, and reincorporated into the State of Delaware on July 10, 1997 by merging into Delaware PMC-Sierra, Inc., a Delaware corporation ("PMC-Sierra Delaware") and a wholly-owned subsidiary of the Registrant. The merger was effected pursuant to an Agreement and Plan of Merger between the Registrant and PMC-Sierra Delaware filed with the office of the Secretary of State of Delaware on July 10, 1997 and with the office of the Secretary of State of California on July 15, 1997. The name of the corporation surviving the merger, PMC-Sierra Delaware, was changed to PMC-Sierra, Inc. on July 11, 1997.

          As a result of the merger, PMC-Sierra Delaware succeeded by operation of law to all of the assets, rights, powers and property and all of the debts, liabilities and obligations of the Registrant. There has been no change in the business, management, board of directors, fiscal year, assets or liabilities of the Registrant.

Item 7.        Financial Statements and Exhibits.

               (c)    Exhibits

               Exhibit
               Number                   Description

               2.1 Agreement and Plan of Merger between the Registrant and PMC-Sierra Delaware.

               4.1(1) Fourth Article of the Certificate of Incorporation of Registrant.

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               (1)  Incorporated  by reference to Exhibit B of the  Registrant's
                    Proxy Statement filed with the Securities and Exchange Commission on April 28, 1997.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  August 8, 1997
                                PMC-SIERRA, INC.


                            By: /s/ JOHN W. SULLIVAN
                                -----------------------------------------------
                                John W. Sullivan, Chief Financial Officer
                                (Principal Accounting Officer)